SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is made and delivered as of November 12, 2015 by **LAKE MEAD DEVELOPMENT, LLC, a Delaware limited liability company** (herein called "Borrower" and "Debtor") to **BARRINGTON BANK & TRUST COMPANY, N.A.** ("Secured Party").

RECITALS

Borrower is executing that certain Note in the principal amount of Two Million Seven Hundred Thousand Dollars and No Cents ($2,700,000.00) of even date herewith payable to the order of and delivered to Secured Party (the "Note"). The Note is secured by, among other things, that certain Deed of Trust of even date herewith (the "Mortgage") covering the real estate described in Exhibit A attached hereto (the "Property"). All capitalized terms which are not defined herein shall have the meanings ascribed thereto in the Mortgage.

Secured Party requires as a condition precedent to its making the loan evidenced by the Note (the "Loan") that Debtor enter into this Security Agreement and Debtor wishes to grant to Secured Party a security interest, mortgage, lien, encumbrance and charge upon the collateral more particularly hereinafter described.

ACCORDINGLY, for and in consideration of the making of the Loan and as an inducement to Secured Party to do so, and for and in consideration of the mutual promises, covenants and agreements hereinafter set forth, Debtor and Secured Party agree as follows:

1. Creation of Security Interest. Debtor hereby grants to Secured Party a security interest in and does hereby collaterally assign, pledge, mortgage, convey and set over unto Secured Party the property described as follows owned by Debtor and used at or in connection with the Property (hereinafter referred to collectively as the "Collateral"):

A. All machinery, apparatus, equipment, inventory, fittings, fixtures, appliances, furnishings, supplies and articles of personal property of every kind and nature whatsoever, including, but not limited to, any for the purpose of supplying or distributing heat, light, air, power, water, ventilation, air conditioning or refrigeration (whether single units or centrally controlled), all screens, screen doors, storm windows, storm doors, shades, awnings, gas and electric fixtures and equipment, fans, radiators, heaters, engines, machinery, boilers, ranges, furniture, motors, sinks, bathtubs, carpets, floor coverings, window shades, drapes, furnaces, stokers, conduits, switchboards, pipes, tanks, lifting equipment, fire control or fire extinguishing apparatus or equipment, ducts, compressors, pumps, furniture and furnishings, located on or affixed to, attached to, incorporated in, or placed upon the Property or in any building or improvements

now located thereon or hereafter located thereon, except for any of the foregoing items of property which are owned by any tenant of any such building or improvement and which, according to the terms of any applicable lease, may be removed by such tenant at the expiration or termination of said lease.

B. All equipment, material, inventory and supplies wherever located and whether in the possession of the Debtor or any third party, intended or prepared for use in connection with the construction of, incorporation into or affixment to the Property or any building or improvement being, or to be, constructed upon the Property, including, without limitation, all lumber, masonry, steel and metal (assembled, fabricated or otherwise), in the possession of any third party intended or designated for incorporation into or affixment to any such building or improvement.

C. Any and all contracts and agreements for construction, construction supervision, architectural services, maintenance, management, operation, marketing, leasing and other professional services pertaining to the Property heretofore or hereafter entered into by Debtor, including any subcontracts, material supply contracts, and including all of Debtor's rights to receive services, work, materials, supplies and other goods thereunder, claims and rights with respect to nonperformance or breach of such contracts and agreements, including rights under any payment and performance bond(s) issued to Debtor and/or said contractor(s), and all plans and specifications, drawings, models and work product relating to the building and other improvements intended to be undertaken on the Property pursuant to the Loan Documents.

D. Any and all accounts, chattel paper and general intangibles, now or hereafter acquired, as those terms are defined in the Uniform Commercial Code, including but not limited to, all of the Debtor's right, title and interest in, to and under any contracts, leases, licenses or other agreements of any kind entered into by Debtor in connection with the ownership, construction, maintenance, use, operation, leasing or marketing of the Property, including but not limited to any escrow, franchise, warranty, service, management, operation, equipment or concession contract, agreement or lease, and end-loan commitment, including all of Debtor's rights to receive services or benefits and claims and rights to receive services or benefits and claims and rights with respect to non-performance or breach thereunder.

E. All governmental or administrative permits, licenses, certificates, consents and approvals relating to the Property or any building or improvements thereon or to be constructed or made thereon.

F. All proceeds of or any payments (provided however that these proceeds or payments will be available to Debtor as long as no Event of Default has occurred or is continuing) due to or for the account of Debtor under any

policy of insurance (or similar agreement) insuring, covering or payable upon loss, damage, destruction or other casualty or occurrence of or with respect to any of the foregoing described Collateral, the Property or any building or improvement now or hereafter located on the Property, whether or not such policy or agreement is owned or was provided by Debtor or names Debtor or Secured Party as beneficiary or loss payee and all refunds of unearned premiums payable to Debtor on or with respect to any such policies or agreements.

G. Any and all contracts for the purchase or sale of the Property or any of the improvements to be built on the Property.

H. Any and all proceeds or rights to proceeds arising out of any condemnation or exercise of right of eminent domain pertaining to the Property or any building or improvement now or hereafter located on the Property (provided however that these proceeds or payments will be available to Debtor as long as no Event of Default has occurred or is continuing).

I. All proceeds of, substitutions and replacements for, accessions to and products of any of the foregoing in whatever form, including, without limitation, cash, checks, drafts and other instruments for the payment of money (whether intended as payment or credit items), chattel paper, security agreements, documents of title and all other documents and instruments.

J. Any and all right, title and interest of Debtor in and to any and all rents, leases and security deposits.

K. A lien upon and security interest in (and Secured Party may, without demand or notice of any kind, when any amount shall be due and payable by Debtor, appropriate and apply toward the payment of such amount, in such order of application as Secured Party may elect) any and all balances, credits, deposits, accounts or monies of or in the name of Debtor now or hereinafter in the possession of Secured Party and any and all property of every kind or description of or in the name of Debtor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, Secured Party or any agent or bailee for Secured Party. Secured Party shall have the rights and remedies of a secured party under the Uniform Commercial Code of the State of Illinois in respect to such property, including without limitation, the right to sell or otherwise dispose of any or all of such property.

2. Debtor's Obligations.

A. Payment of Indebtedness. The security interest created herein is given as additional security for: the payment to Secured Party of all indebtedness evidenced by and according to the terms of the Note, the Mortgage and the other

Loan Documents; the payment of all sums hereafter loaned, paid out, expended or advanced by Secured Party under the terms of this Agreement or otherwise, to or for the account of Debtor, together with interest thereon; all extensions or renewals of each and all of the Note, the Mortgage and the other Loan Documents evidencing sums hereafter loaned, paid out, expended or advanced by Secured Party, its successors or assigns, to or for the account of Debtor; the discharge and performance of all agreements and obligations under the Note, the Mortgage and the other Loan Documents; any other obligations, liabilities or indebtedness of Debtor to Secured Party, whether such obligations, liabilities or indebtedness are now existing or hereafter created, direct or indirect, absolute or contingent, joint or several, due or to become due, howsoever created, evidenced or arising and howsoever acquired by Secured Party (all of the foregoing are hereinafter collectively called the "Indebtedness").

B. Protection of Collateral. Debtor shall take any and all steps required to protect the Collateral and in pursuance thereof Debtor agrees that the Collateral:

a. Shall be kept at the Property or at any other real property hereafter subject to the lien of the Mortgage, as applicable, and shall be used only in the conduct of Debtor's business and operation of the building, structures and improvements on the Property or on any other real property hereafter subject to the lien of the Mortgage, as applicable;

b. Intentionally deleted;

c. Shall at all times be insured against loss, damage, theft, and such other risks as Secured Party may require in such amounts, with such companies, under such policies, in such form and for such periods as shall be satisfactory to Secured Party, and each such policy shall provide that the loss thereunder and the proceeds payable thereunder shall be payable to Secured Party as its interest may appear, and Secured Party may apply any proceeds of such insurance which may be received by Secured Party toward the payment of the Indebtedness whether due or not due, in such order as Secured Party may determine;

d. Shall not be used in violation of any applicable statute, law, rule, regulation or ordinance; and

e. May be examined and inspected by Secured Party at any reasonable time once a year after notice from Secured Party do Debtor, wherever located.

C. Protection of Security Interest. Debtor shall take any and all steps necessary to protect the priority of the security interest granted herein, and in pursuance of this obligation, Debtor agrees that:

a. Debtor shall not sell, transfer, lease or otherwise dispose of any of the Collateral (except in the ordinary course of business or in order to replace obsolete or damaged Collateral) or any interest therein or offer to do so without the prior written consent of Secured Party, or permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Agreement.

b. Debtor shall pay promptly when due all taxes and assessments upon the Collateral or for its use or operation and, if requested in writing by Secured Party, shall deliver to Secured Party, within ten (10) days after such request, a receipt or other evidence satisfactory to Secured Party of the payment thereof;

c. Debtor shall sign and execute alone or with Secured Party any financing statement or other document or procure any documents and pay all connected costs, expenses and fees, including reasonable attorneys' fees, necessary to protect the security interest under this Agreement against the rights, interests or claims of third persons;

d. Debtor shall reimburse Secured Party for all reasonable costs, expenses and fees, including without limitation court costs and reasonable attorneys' fees, incurred for any action taken by Secured Party to remedy a default of Debtor under this Agreement;

e. Debtor shall (i) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental writings, and financing statements, and do all other acts or things as Secured Party may request in order to more fully evidence and perfect the security interest created herein; (ii) punctually and properly perform all of Debtor's agreements and obligations under this Agreement, the Note, the Mortgage and the other Loan Documents and under any other security agreement, mortgage, deed of trust, collateral pledge, agreement or contract of any kind now or hereafter existing as security for and in connection with payment of the Indebtedness, or any part thereof; (iii) pay the Indebtedness in accordance with the terms thereof and in accordance with the terms of this Agreement, the Note, the Mortgage and the other Loan Documents or other writings evidencing the Indebtedness, or any part thereof; (iv) promptly furnish Secured Party with any information or writings which Secured Party may request concerning the Collateral; (v) allow Secured Party to inspect all records of Debtor relating to the Collateral, the Indebtedness and the business and operation of

Debtor or the Property or any other real property hereafter subject to the lien of the Mortgage, and to make and take away copies of such records; (vi) promptly notify Secured Party of any change in any facts or circumstances warranted or represented by Debtor in this Security Agreement or in any other writing furnished by Debtor to Secured Party in connection with the Collateral, the Indebtedness and the business and operation of Debtor or the Property or any other real property hereafter subject to the lien of the Mortgage; (vii) promptly notify Secured Party of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created herein, and, at the request of Secured Party, appear in and defend, at Debtor's sole cost and expense, any such action or proceeding; and (viii) promptly, after being requested by Secured Party, pay to Secured Party the amount of all expenses, including reasonable attorneys' fees, court costs and other legal expenses, incurred by Secured Party in enforcing the security interest created herein;

f. Debtor shall not, without the prior written consent of Secured Party: create any other security interest in, mortgage, pledge, or otherwise encumber the Collateral, or any part thereof, or permit the same to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character;

g. Should the Collateral, or any part thereof ever be in any manner converted by its issuer or maker into another type of property or any money or other proceeds ever be paid or delivered to Debtor as a result of Debtor's rights in the Collateral, then, in any such event, all such property, money and other proceeds shall become part of the Collateral, and Debtor covenants to forthwith pay or deliver to Secured Party all of the same which is susceptible of delivery and, at the same time, if Secured Party deems it necessary and so requests, Debtor will properly endorse or assign the same. With respect to any of such property of a kind requiring any additional security agreement, financing statement or other writing to perfect a security interest therein in favor of Secured Party, Debtor will forthwith execute and deliver to Secured Party whatever Secured Party shall deem necessary or proper for such purpose; and

h. Should any covenant, duty or agreement of Debtor fail to be performed in accordance with its terms hereunder, Secured Party may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of Debtor, and any amount expended by Secured Party in such performance or attempted performance shall become a part of the Indebtedness, and, at the request of Secured Party, Debtor agrees to pay such amount promptly to Secured Party at Secured Party's address set forth herein, or at such other place

as Secured Party may designate, together with interest thereon at the Default Rate (as such term is defined in the Mortgage) from the date of such expenditure by Secured Party until paid.

3. Default. The occurrence of any default by Debtor in the payment of any indebtedness secured hereby, or in the performance of any obligation, covenant or agreement herein or contained in the Note, Mortgage or other Loan Documents and the expiration of all applicable grace, notice and cure periods (if any) provided for in this Agreement and the other Loan Documents shall be an "Event of Default" for purposes of this Agreement.

4. Consequences of Default. Upon the occurrence of any such Event of Default, or at any time thereafter while such Event of Default continues to exist, Secured Party may, at its option, declare all Indebtedness secured hereby to be immediately due and payable to Secured Party without demand or notice of any kind whatsoever, and such Indebtedness thereupon shall immediately become due and payable to Secured Party without demand or notice, but with such adjustments, if any, with respect to interest or other charges as may be provided for herein or in the Note, the Mortgage, the other Loan Documents or any other written agreements between Debtor and Secured Party.

5. Secured Party's Rights and Remedies. Secured Party shall have available to it the following rights and remedies:

A. Right to Assign. Secured Party may assign this Agreement, and if Secured Party does assign this Agreement, the assignee shall be entitled to the performance of all of Debtor's agreements and obligations under this Agreement, and the assignee shall be entitled to all the rights and remedies of Secured Party under this Agreement, and Debtor expressly agrees that it will assert no claims or defenses it may have against Secured Party against the assignee except those available to it in this Agreement.

B. Right to Discharge Debtor's Obligations. Secured Party may, at its option, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may remedy or cure any default of Debtor under the terms of any lease, rental agreement, or other document which in any way pertains to or affects Debtor's title to or interest in any of the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral, and Debtor agrees to reimburse Secured Party, on demand, for any payment made or any expense incurred by Secured Party, including reasonable attorneys' fees, pursuant to the foregoing authorization, together with interest at the Default Rate from the date so paid or incurred by Secured Party, which payments, expenses and interest shall be secured by the security intended to be afforded by this Agreement and/or by the Mortgage and the other Loan Documents.

C. Right of Enforcement. Secured Party shall have and may exercise any and all rights of enforcement and remedies before or after default afforded to a Secured Party under the Uniform Commercial Code in force in the State of Illinois (the "Uniform Commercial Code") together with any and all other rights and remedies otherwise provided and available to Secured Party at law or in equity as of the date of this Agreement or the date of Debtor's default; and, in conjunction with, in addition to, or substitution for those rights and remedies, at Secured Party's discretion, Secured Party may:

a. To the extent permitted by law, enter upon Debtor's premises to take possession of, assemble and collect the Collateral or to render it or any portion of the Collateral unusable; and/or

b. Remedy any default in any reasonable manner, without waiving its rights and remedies upon default and without waiving any other prior or subsequent default.

D. Right of Sale.

a. Debtor agrees that should it fail to make payments as provided in the Note, the Mortgage or the other Loan Documents, or if a default be made on any obligation or promise of Debtor contained herein or hereby secured or contained in or secured by the Note, the Mortgage or the other Loan Documents, then Secured Party may, at its option, sell or dispose of the Collateral at public or private sale without any previous demand of performance or notice to Debtor of any such sale whatsoever, except as provided under the Uniform Commercial Code, and from the proceeds of sale retain: (i) all costs and charges incurred by Secured Party in taking and causing the removal and sale of said property, including such attorneys' fees as shall have been incurred by Secured Party; (ii) all sums due pursuant to the Note, the Mortgage, the other Loan Documents and this Agreement, and all accrued interest thereon; and (iii) all monies due from Debtor to Secured Party under any other indebtedness or obligation and all accrued interest thereon. Any surplus of such proceeds remaining shall be paid to Debtor.

b. At any sale or sales made pursuant to this Agreement or in a suit to foreclose the same, the Collateral may be sold en masse or separately, at the same or at different times, at the option of Secured Party or its assigns. Such sale may be public or private, with notice as required by the Uniform Commercial Code, and the Collateral need not be present at the time or place of sale. At any such sale, Secured Party or the holder of the Note hereby secured may bid for and purchase any of the property sold, notwithstanding that such sale is conducted by Secured Party or its attorneys, agents, or assigns, and no irregularity in the manner

of sale or of giving notice shall operate to preclude Secured Party from recovering the Indebtedness.

c. If any notification of intended sale or other disposition of the Collateral or any part thereof is required under the Uniform Commercial Code or other law, such notification, if mailed, shall be deemed reasonably and properly given if mailed to Debtor at least ten (10) days before such sale or disposition.

E. Miscellaneous. Secured Party shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Secured Party in refraining from so doing at any time or times. The failure of Secured Party at any time or times to enforce its rights under said provisions strictly in accordance with the same shall not be construed or operate as a waiver of any of the rights and remedies granted Secured Party hereunder or as having created a custom in any way or manner contrary to the specific provisions of this Agreement or as having in any way or manner modified the same. All rights and remedies of Secured Party are cumulative and concurrent, and the exercise of one right or remedy by Secured Party shall not be deemed a waiver or release of any other right or remedy. Except as otherwise specifically required herein, notice of the exercise of any right, remedy or power granted to Secured Party by this Agreement is not required to be given.

6. Representations and Warranties. The Debtor represents and warrants that:

A. Debtor has authority to execute and deliver this Agreement;

B. no financing statement covering the Collateral, or any part thereof, has been filed with any filing officer;

C. no other security agreement covering the Collateral, or any part thereof, has been made and no security interest, other than the one herein created, has attached or been perfected in the Collateral or in any part thereof;

D. no dispute, right of setoff, counterclaim or defenses exist with respect to any part of the Collateral;

E. all information supplied and statements made in any financial or credit statements or application for credit prior to the execution of this Agreement are true and correct in all material respects as of the date hereof; and

F. at the time Secured Party's security interest attaches to any of the Collateral or its proceeds Debtor will be the lawful owner with the right to transfer any interest therein, and that Debtor will make such further assurances as to

prove title to the Collateral in Debtor as may be required and will defend the Collateral and its proceeds against the lawful claims and demands of all persons whomsoever.

The delivery at any time by Debtor to Secured Party of the Collateral shall constitute a representation and warranty by Debtor under this Agreement that, with respect to such Collateral, and each item thereof, Debtor is owner of the Collateral and the matters heretofore represented and warranted in this paragraph 6 are true, complete and correct in all material respects. Further Debtor, upon the request of Secured Party, agrees to amend this Agreement and any and all financing statements filed in connection therewith for the purpose of setting forth in said Agreement and said financing statements an accurate and itemized list, when known, of the Collateral now generally described herein and in said financing statements and to include in said accurate and itemized list an identification of the Collateral by make, model, serial number and other appropriate descriptive data.

7. Subrogation. If the Indebtedness, or any part thereof, be given in renewal or extension, or applied toward the payment of indebtedness secured by mortgage, pledge, security agreement or other lien, Secured Party shall be and is hereby subrogated to all of the rights, titles, security interests and other liens securing the indebtedness so renewed, extended or paid.

8. Mutual Agreements. Debtor and Secured Party mutually agree as follows:

A. "Debtor" and "Secured Party" as used in this Agreement include (if and as applicable) the members, managers, partners, trustees, beneficiaries, shareholders, officers, directors, heirs, legatees, administrators, legal representatives, permitted successors and permitted assigns of those parties.

B. This Agreement includes all amendments and supplements thereto and all assignments thereof. This Agreement shall not be amended, modified or supplemented without the written agreement of Debtor and Secured Party at the time of such amendment, modification or supplement.

C. It is expressly intended, understood and agreed that this Agreement, the Note, the Mortgage and the other Loan Documents are made and entered into for the sole protection and benefit of Secured Party and Debtor, and their respective successors and assigns (but in the case of assigns of Debtor, only to the extent permitted hereunder), and no other person or persons shall have any right of action hereunder or rights to the Loan proceeds at any time; that the Loan proceeds do not constitute a fund for the benefit of any third party; that no third party shall under any circumstances be entitled to any equitable lien on any undisbursed Loan proceeds at any time; and that Secured Party shall have a lien upon and right to direct application of any undisbursed Loan proceeds as additional security for this Agreement, the Note, the Mortgage

and the other Loan Documents. The relationship between Secured Party and Debtor is solely that of a lender and borrower, and nothing contained herein, or in the Note, the Mortgage or the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or creating any other relationship other than lender and borrower.

D. Except with respect to the creation, perfection and priority of the liens and security interests created hereby, which shall be construed in accordance with and governed by the laws of the State of Nevada, the validity and interpretation of this Agreement shall be construed in accordance with the laws and decisions of the State of Illinois. In event that any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Debtor and Secured Party shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

E. To the extent permitted by law, Debtor hereby waives any and all rights to require marshaling of assets by Secured Party.

F. Except for any notice required under applicable law to be given in another manner, any notice that Lender or Borrower may desire or be required to give under any of the Loan Documents to any other party hereto shall be in writing and shall be deemed to have been properly given, served and received (i) if delivered by messenger, when delivered, (ii) if deposited in the United States certified or registered mail, postage prepaid, return receipt requested, on the third business day after depositing in the mail, or (iii) if delivered by reputable overnight express carrier, freight prepaid, the next business day after delivery to such carrier, addressed to such party as follows:

If to Debtor: Lake Mead Development, LLC
257 East Main Street
Suite 200
Barrington, IL 60010

with a copy to:

Ira Fierstein
Seyfarth Shaw
131 South Dearborn Street
Suite 2400
Chicago, IL 60603
Fax: (312) 460-7614

If to Secured Party: Barrington Bank & Trust Company, N.A.
201 South Hough Street
Barrington, IL 60010

with a copy to:

Nick Howard
Barrington Bank & Trust Company, N.A.
201 South Hough Street
Barrington, IL 60010
Fax: (847) 304-6670

and a copy to:

Justin M. Newman
Thompson Coburn LLP
55 East Monroe Street
37th Floor
Chicago, IL 60603
Fax: (312) 580-2201

Either party may change its address for notice purposes by complying with the provisions for giving notice as above-described; provided, however, that such notice shall not be deemed given until actually received by the addressee.

G. Debtor hereby agrees that no liability shall be asserted or enforced by Debtor against Secured Party in its exercise of the powers and rights herein granted, all such liability being hereby expressly waived and released by each Debtor except in the event of Secured Party's gross negligence or willful misconduct. Debtor hereby agrees to indemnify, defend and hold Secured Party harmless from and against any and all liability, expense, cost or damage which may be incurred by, asserted against or imposed upon Secured Party at any time which relate to or arise from the use, operation or lease of any of the Collateral or the exercise by Secured Party of the powers and rights herein granted except in the event of Secured Party's gross negligence or willful misconduct.

H. This Agreement shall inure to the benefit of Secured Party, its successors and assigns and shall be binding upon the Debtor, its respective general partners, if any, heirs, legatees, administrators, legal representatives, successors and permitted assigns.

I. Debtor irrevocably agrees and consents and submits itself to the jurisdiction of any court of general jurisdiction in the State of Illinois, but further agrees that any litigation, actions or proceedings will be litigated at the Secured Party's sole discretion and election only in courts having situs within the City of Chicago or Cook County, State of Illinois, in any United States District Court located within the State of Illinois including the United States District Court for the Northern District of Illinois, Eastern Division, if such court shall have jurisdiction over the subject matter, with respect to any legal proceeding arising out of or related to this Agreement, and irrevocably waives any right that may exist with respect to a jury or jury trial and right to transfer or change the venue. For purposes of service of process of any summons or complaint in connection with the enforcement of this Security Agreement, Debtor irrevocably appoints Ira Fierstein, Seyfarth Shaw, 131 South Dearborn Street, Suite 2400, Chicago, IL 60603 as Debtor's attorney-in-fact and authorized agent for acceptance and receipt of service of summons or complaint with the same effect as if said service were made upon Debtor in person as requisite and necessary to give competent and complete jurisdiction and service of process for the suit.

9. **THE UNDERSIGNED HEREBY WAIVES ALL SURETYSHIP DEFENSES AND ALL COUNTER CLAIMS AND SETOFFS HERETOFORE EXISTING.**

10. **DEBTOR AND SECURED PARTY ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR AND SECURED PARTY HEREBY KNOWINGLY AND VOLUNTARILY MUTUALLY (i) WAIVE THE RIGHT TO TRIAL BY JURY IN ANY CIVIL ACTION, CLAIM, COUNTERCLAIM, CROSS-CLAIM, THIRD-PARTY CLAIM, DISPUTE, DEMAND, SUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN, OR ANY RENEWAL, EXTENSION OR MODIFICATION THEREOF, OR ANY CONDUCT OF ANY PARTY RELATING THERETO, AND (ii) AGREE THAT ANY SUCH ACTION, CLAIM, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.**

[Remainder of page intentionally left blank; signature page follows.]

Debtor has executed this Agreement the day and year first above written.

LAKE MEAD DEVELOPMENT, LLC, a Delaware limited liability company

By: GK Development, Inc., an Illinois corporation, Its Manager

By:__________________________
Garo Kholamian, President

EXHIBIT A

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF HENDERSON, IN THE COUNTY OF CLARK, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1-C:

TRACT 1A:

A PORTION OF LOT ONE (1) OF LAKE MEAD CROSSING (A COMMERCIAL SUBDIVISION) AS SHOWN BY MAP THEREOF ON FILE IN BOOK 138 OF PLATS, PAGE 17 IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA, LYING WITHIN THE NORTHEAST QUARTER (NE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 13, TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., CITY OF HENDERSON, CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT ONE (1); THENCE ALONG THE WESTERLY LINE THEREOF, NORTH 09°12'44" WEST, 1119.18 FEET TO THE NORTHEAST CORNER OF SAID LOT ONE (1); THENCE ALONG THE NORTHERLY LINE THEREOF, NORTH 80°47'16" EAST, 681.26 FEET TO A POINT ON A 30.00 FOOT RADIUS NON-TANGENT CURVE, CONCAVE SOUTHEASTERLY HAVING A CENTRAL ANGLE OF 90°00'00" TO WHICH A RADIAL LINE BEARS, NORTH 9°12'44" WEST; THENCE DEPARTING SAID NORTHERLY LINE AND SOUTHWESTERLY ALONG SAID CURVE, 47.12 FEET; THENCE SOUTH 09°12'44" EAST, 1089.18 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID LOT ONE (1); THENCE ALONG SAID SOUTHERLY LINE, SOUTH 80°47'16" WEST, 651.26 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED RECORDED APRIL 15, 2013 IN BOOK 20130415 AS DOCUMENT NO. 03016 AND RE-RECORDED MAY 23, 2013 IN BOOK 20130523 AS DOCUMENT NO. 05200, OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

Also known as Parcel 1-C pursuant to that certain Record of Survey Map, as shown by map thereof on file in File of Surveys ________, page ______, as recorded in the Office of the County Recorder, Clark County, Nevada.

TRACT 1B:

NON EXCLUSIVE EASEMENTS AS GRANTED IN THE "OPERATION AND EASEMENT AGREEMENT" RECORDED OCTOBER 30, 2006 IN BOOK 20061030 AS INSTRUMENT NO. 0005993 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

TRACT 1C:

ACCESS EASEMENT AS GRANTED IN THE "DECLARATION OF RESERVED EASEMENTS" RECORDED OCTOBER 26, 2006 IN BOOK 20061026 AS INSTRUMENT NO. 0006039 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA, SUBJECT TO THE TERMS SET FORTH THEREIN.

Address of Property:	**Parcel ID (APN):**
390 W. Lake Mead Parkway Henderson, NV 89015	178-13-612-004